Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS

EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE REDACTED

TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

NET LEASE

THIS LEASE, entered into as of this 1st day of September, 2021 for reference purposes, is by and between International Paper Company, a New York corporation, hereinafter referred to as “Landlord”, and Sylvamo North America, LLC, a Tennessee limited liability company, hereinafter referred to as “Tenant”.

DEFINED TERMS/SPECIAL PROVISIONS

“Landlord”

International Paper Company, a New York corporation, with its principal place of business at 6400 Poplar Avenue, Memphis, Tennessee 38197. Landlord’s notice address and address for payment of rent may be changed at any time by Landlord upon written notice to Tenant.

“Tenant”

Sylvamo North America, LLC, a Tennessee limited liability company with its principal place of business at 6400 Poplar Avenue, Memphis, Tennessee 38197, Tower I, Floors 8-9.

“Leased Premises”

The building located at 15005 Northam Street, La Mirada, California 90638 containing 236,069 square feet of rentable area (the “Building”), and all improvements and facilities appurtenant to the Building including all drive aisles, parking areas, sidewalks, walls, landscaping and exterior improvements located on the land upon the Building is situated as more particularly described in Exhibit “A”, attached hereto and incorporated herein by reference.

“Term”

The Term shall be thirty-six and 1⁄2 (36 1⁄2) months, beginning September 1, 2021 (“Commencement Date”), plus any partial month at the beginning of the Term, together with any extensions thereof permitted hereunder.

“Options”

One (1) Five (5)-year option subject to Tenant providing written notice to Landlord not less than One Hundred Eighty (180) days prior to the expiration of the then current term of its intent to exercise its option, all upon the terms and at the rental rate outlined in Article XXVI.

“Rent”

During the Term, monthly Base Rent shall be paid in accordance with the schedule immediately following this paragraph. Rent shall escalate by [***] percent ([***]%) on each anniversary of the Commencement Date and shall be payable as provided in the schedule below. Rent payments shall commence on the Commencement Date as defined herein. If the Commencement Date shall fall on any day other than the first day of any month, the Rent for that month shall be prorated for the number of days left in the month after the Commencement Date. Thereafter, Rent shall be due on the first day of each successive month. The Rent shall be timely remitted to Landlord’s address above set forth or to such other address as Landlord may from time to time hereafter direct by written notice to Tenant. Notwithstanding anything herein to the contrary, the Parties agree that Rent is abated for the first month of the Term unless and until Landlord conveys its fee interest in the Property and assigns its leasehold interest to another landlord (a “New Landlord”), at which time, Tenant shall owe Rent as set forth herein to the New Landlord on a pro-rated basis beginning the date of such assignment.

Months	PSF/Month	Monthly Rent	Annual Rent
Months 1-12	$[***]	$[***]	$[***]
Months 13-24	$[***]	$[***]	$[***]
Months 25-36 1/2	$[***]	$[***]	$[***]

“Additional Rent”

At the commencement of any calendar year during the Term hereof, Landlord may deliver to Tenant a written estimate of any Additional Rent (such expense being hereinafter referred to as “Estimated Operating Expenses”) which may be due hereunder during the calendar year. For each month, Tenant shall pay 1/12 of the amount of the Estimated Operating Expenses for that particular calendar year in addition to the monthly Base Rent and concurrently with each payment of monthly Base Rent. Estimated Operating Expenses shall include without limitation all reimbursements by Tenant for Landlord’s insurance, any repair and maintenance costs incurred by Landlord as a result of any default by Tenant in its maintenance and repair obligations under this Lease and any taxes or utilities not timely paid by Tenant. Landlord agrees that there shall be no property management fee payable to Landlord during the initial Term, but Tenant agrees that Landlord shall have the right to charge a management fee equal to 2.0% of monthly Base rent during the Extension Term.

Statements showing the actual Operating Expenses for the Leased Premises (hereinafter referred to as “Statement of Actual Expenses”) shall be delivered by Landlord to Tenant within ninety (90) days after any calendar year in which Estimated Operating Expenses were paid by Tenant or due Landlord under the provisions hereof. Any overpayment owed to Tenant by Landlord shall be paid to Tenant within the same timeframe.

Upon request, Landlord shall present copies of such charges included in Additional Rent for Tenant’s review and Tenant shall have the right to contest any charges that appear inaccurate or excessive to Tenant. Upon notice of such contest, Landlord agrees to work in good faith with Tenant to rectify any inaccuracies. Tenant shall not be required to pay any contested charges during the pendency of said contest and any overpayment or underpayment made shall be returned or remitted to Tenant or Landlord, as applicable, within thirty (30) days of determination of the same.

“Acceptance of Premises”

Tenant acknowledges that, as of the Commencement Date, the Leased Premises and the Building of which it forms a part and its systems and components are in good working order and condition and repair and Tenant accepts the Premises in its current as-is condition. Tenant acknowledges that, except as otherwise expressly set forth in this Lease neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises, or with respect to the condition and/or suitability thereof for the conduct of Tenant’s business and that pursuant to Section 1938 of the California Civil Code, Landlord hereby advises Tenant that as of the date of this Lease neither the Premises, nor the Building have undergone inspection by a Certified Access Specialist (CASp) as to compliance with applicable access laws and regulations and Tenant accepts such fact and as-is condition of the Premises.

“Assignment of Contractors’ Warranties to Tenant”

Landlord does hereby assign to Tenant, on a non-exclusive basis, the benefits of any and all manufacturers’ and contractors’ warranties and guarantees with regard to construction and improvement of the Leased Premises prior to commencement of the Term. Landlord shall enforce such warranties or guarantees on behalf of Tenant upon written notice from Tenant as to any defects in the Leased Premises which might be covered by any such warranties or guarantees.

ARTICLE I

Lease of Premises

Landlord does hereby lease to Tenant the Leased Premises as described and referred to above for the Term and at the rental above set forth upon the following provisions, each of which shall be both covenants and conditions, and Landlord and Tenant hereby covenant and agree to abide by and perform each and every provision hereof. Landlord reserves the right from time to time to do any of the following: (a) make any changes, additions, improvements, maintenance, repairs or replacements in or to the Leased Premises if required to do so by any applicable Laws or to the extent necessary in conjunction with any improvements to the Leased Premises, provided that Tenant’s use of the Premises is not materially and adversely affected); (c) close temporarily any of the Premises while engaged in making repairs, improvements or alterations to the Leased Premises; and (d) perform such other acts and make such other changes with respect to the Leased Premises, as Landlord may, in the exercise of good faith business judgment, deem to be appropriate, provided in all events Landlord gives Tenant reasonable prior notice before commencing any such actions at the Premises and Landlord uses commercially reasonable and diligent efforts to avoid interfering with Tenant’s use and operations at the Premises.

ARTICLE II

Net Basis Lease

Except as provided herein to the contrary, it is intended that the Rent provided for in this Lease shall be an absolute net return to Landlord (exclusive of any debt service and income taxes of Landlord) for the initial Term or for any extensions or renewals thereof, free of any expenses or charges whatsoever with respect to the Leased Premises, including, but not in limitation of the foregoing, all insurance premiums, all utility charges, all taxes, and all repairs, replacements and betterments, except for repairs, replacements or betterments to the roof (membrane and structural elements), structural floors and structural portions and exterior walls of the Building on the Leased Premises and electrical, embedded plumbing and other utility lines serving the Premises and situated outside the exterior walls and roof of the Building (collectively, the “Structural Elements”), each of which shall be the responsibility of Landlord under Article IX, Section 1.

ARTICLE III

Use of Leased Premises

The Leased Premises may be used for the operation of a warehouse, or for any other lawful use which does not increase the wear and tear on the Leased Premises above that which is likely to be caused by the enumerated uses. Tenant shall, at its sole cost and expense, observe and comply with all Laws and all requirements of any board of fire underwriters or similar body relating to the Leased Premises now or hereafter in force relating to or affecting the condition, use, occupancy, alteration or improvement of the Leased Premises (whether, except as otherwise provided herein, structural or nonstructural, including unforeseen and/or extraordinary alterations and/or improvements to the Leased Premises and regardless of the period of time remaining in the Term). Tenant shall not use or allow the Leased Premises to be used for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Leased Premises, the Building or the Property, nor commit or suffer to be committed any waste in, on or about the Leased Premises. Without limiting the foregoing, Tenant is prohibited from engaging or permitting others to engage in any activity which would be a violation of any state and/or federal laws relating to the use, sale, possession, cultivation and/or distribution of any controlled substances (whether for commercial or personal purposes) regulated under any applicable law or other applicable law relating to the medicinal use and/or distribution of marijuana (“Prohibited Drug Law Activities”).

ARTICLE IV

Utility Charges

Tenant shall pay and be liable for all charges for fuel, electricity, water, gas, telephone service, sewage, garbage collection and other utilities to be furnished to the Leased Premises during the Term of this Lease. Landlord shall have no liability to Tenant for any interruption in utilities or services to be provided to the Leased Premises when such failure is caused by all or any of the following: (a) accident, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; (e) service interruptions or any other unavailability of utilities resulting from causes beyond Landlord’s control including without limitation, any electrical power “brown-out” or “black-out”; or (f) any other cause beyond Landlord’s reasonable control. In addition, in the event of any such interruption in utilities or services, Tenant shall not be entitled to any abatement or reduction of Rent, no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any stoppage or interruption of services or utilities which are not obtained directly by Tenant, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable.

ARTICLE V

Taxes

Section 1. Tenant covenants and agrees to pay or cause to be paid, in addition to all other sums required to be paid by Tenant under the provisions of this Lease, all taxes, including, but not limited to, all real property taxes and assessments of any kind, sales taxes on rents, and all sewer use fees or charges for utilities, which may be levied or imposed by the United States, or the state, county or municipality in which the Leased Premises are located, or by any subdivision or department thereof, upon all or any part of the Leased Premises, upon any buildings, structures, fixtures or improvements now or hereafter located thereon or arising in respect of the occupation, use or possession of the Leased Premises or any estate, right, title or interest of the owner of the fee or of Landlord as the owner of a leasehold (excluding, however, any taxes imposed upon or measured by the net income of Landlord, which shall be the sole responsibility of Landlord), which are assessed or become a lien or due and owing at any time during the Term; provided, however, that any taxes, assessments or levies as aforesaid which become due and owing during the year that rent first or last becomes payable under this Lease and prior or subsequent to such time, as the case may be, shall be prorated as of the date for which rent first or last becomes payable under the terms of this Lease, as appropriate. Notwithstanding the foregoing, if such a tax, assessment or levy is payable over a period which exceeds the Term, only that portion which is attributable to the Term is to be paid by Tenant, and in computing the term over which such a tax, assessment or levy is due, the longest available period shall be utilized. If the Leased Premises are not separately assessed, said taxes and assessments shall be determined by Landlord through a reasonable apportionment in accordance with a fraction, the numerator of which is the total floor area of the Leased Premises and the denominator of which is the total leasable floor area of the Buildings multiplied by the amount of tax or assessment.

Section 2. Tenant may, at its own expense and in its own name and behalf or in the name and behalf of Landlord, in good faith, following reasonable prior notice to Landlord and an opportunity for Landlord to participate in any such contest, contest any such taxes, levies, assessments and other charges and, in the event of any such contest, may permit the taxes, levies, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless by such action the title of Landlord to any part of the Leased Premises shall be materially endangered or the Leased Premises or any part thereof shall become subject to loss or forfeiture, in which event such taxes, assessments or charges shall be paid forthwith by Tenant. Landlord will cooperate fully with Tenant in any such contest at Tenant’s sole cost and expense.

Section 3. Subject to its right of contest as provided in Section 2 hereof, should Tenant fail within the time provided and before the same become delinquent to pay any of such taxes to be paid by Tenant under the provisions hereof, including all penalties, fines, interest, costs and expenses, Landlord may, but shall not be so obligated, discharge or in any manner compromise or adjust the payments or obligations involved or any part thereof, and in the case of any sale or sales to enforce the same, Landlord may seek and effect any redemption therefrom as Landlord may deem fit, and Tenant shall pay to Landlord on demand therefor by Landlord, the full amount so paid and expended by Landlord, including all costs and expenses paid or incurred, which shall include reasonable attorney’s fees, together with interest at the highest rate permitted in the State of California from the date of payment by Landlord until paid by Tenant.

Section 4. Notwithstanding anything found in this Lease to the contrary, Landlord shall notify Tenant of all taxes and assessments on the Leased Premises owed by Tenant, within one hundred eighty (180) days of the first day of the following year for which the taxes and assessments were made. Any deficiency owed for such taxes and assessments shall be paid by Tenant within thirty (30) days of Tenant’s receipt of written notice from Landlord. Any overpayment of such taxes and assessments paid by Tenant shall be reimbursed to Tenant within thirty (30) days of written notice of such overpayment. If Landlord fails to notify Tenant of such taxes and assessments within eighteen (18) months after the first day of the following year for which the taxes and assessments were made, Landlord shall be estopped from attempting to charge Tenant for the same at a later date.

ARTICLE VI

Insurance

Section 1. Tenant agrees, at Tenant’s expense, to procure and maintain in force and effect continuously during the entire Term and any extensions or renewals thereof, a policy or policies of Commercial General Liability insurance in a company or companies authorized to do business in the state of California, insuring Landlord as an Additional Insured, and, at Landlord’s option, any other person, firm, or corporation having an interest in the leasehold estate, but for each Additional Insured only for occurrences arising out of Tenant’s use and occupancy of the Leased Premises in an amount of Two Million Dollars ($2,000,000.00) combined single limit for bodily injury and property damage per occurrence and Five Million Dollars ($5,000,000.00) in the aggregate. Tenant agrees to provide evidence of all such policies of insurance and all renewals thereof to Landlord. Tenant shall also procure and maintain at Tenant’s expense continuously during the entire Term and any extensions or renewals thereof, (i) Special Form (formerly known as “all risk”) insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief plus earthquake and flood coverage upon property of every description and kind owned by Tenant and located in or on the Leased Premises, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and any alterations, in an amount not less than the full replacement cost thereof, (ii) Commercial Automobile Liability covering all owned, hired and non-owned automobiles, (iii) Worker’s compensation, in statutory amounts and employers’ liability, covering all persons employed in connection with any work done in, on or about the Leased Premises for which claims for death, bodily injury or illness could be asserted against Landlord, Tenant or the Leased Premises, and (iv) Umbrella liability insurance on an occurrence basis in an amount not less than Five Million Dollars ($5,000,000.00).

Section 2. At all times during the Term, Landlord shall, at Tenant’s expense, keep or cause to be kept the Building and all other improvements at any time constituting the Leased Premises, insured against fires and all perils included within full standard extended coverage insurance, in good and responsible insurance companies, authorized to do business in the state of California, in an amount not less than One Hundred Percent (100%) of the insurable value of the building erected or to be erected on the Leased Premises or One Hundred Percent (100%) of its replacement cost, whichever shall be less, said insurance to be for the benefit of Landlord and the mortgagee of the Leased Premises, if any, as their interests appear. Tenant shall reimburse Landlord for the cost of all such insurance under this Section 2 within ten (10) days of receipt of a billing therefor. If the Leased Premises are not separately insured, said insurance premiums shall be determined by Landlord through a reasonable apportionment in accordance with a fraction, the numerator of which is the total floor area of the Leased Premises and the denominator of which is the total leasable floor area of the Buildings multiplied by the amount of such insurance premiums.

ARTICLE VII

Indemnity

Section 1. Neither Landlord nor Tenant shall be liable to the other or any other person for any consequential damages, special or punitive damages, or for loss of business, revenue, income or profits (excluding however all rent payable by Tenant under this Lease) and each hereby waives any and all claims for any such damages against the other. Subject to the limitation set forth below, and to the extent not provided by any insurance coverage carried by Landlord, Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including, without limitation, attorneys’ fees and court costs including all reasonable expenses to Landlord (except as provided herein pursuant to Section 2 of this Article VII), for, or in connection with, any accident, injury or damage whatsoever caused to any person or property arising, directly or indirectly, out of the business conducted in the Leased Premises or occurring in, on or about the Leased Premises or any part thereof or arising directly or indirectly from any negligent act or omission of Tenant or any sub-tenant, or their respective servants, agents, employees or contractors, and from and against any and all costs, expenses and liabilities incurred in connection with any such claim or proceeding brought thereon.

Section 2. Notwithstanding anything in Section 1 of this Article VII to the contrary, Landlord shall remain liable for any and all claims and demands for, or in connection with, any accident, injury or damage whatsoever caused to any person or property arising, directly or indirectly, from any grossly negligent act or willful misconduct by Landlord or Landlord’s officers, employees, agents, servants or contractors occurring in, on or about the Leased Premises or any part thereof.

ARTICLE VIII

Damage or Destruction of Leased Premises

Section 1. If, during the Term, twenty-five percent (25%) or less of the insurable value of the buildings and improvements, now or hereafter existing upon the Leased Premises, shall be destroyed by fire, explosion, the elements, an act of God or any other insured casualty, Landlord shall promptly rebuild and restore the same as nearly as possible to the condition existing prior to the damage. Rent payments shall be reduced proportionately from the date of such loss until the Leased Premises are restored to the condition which existed prior to the damage.

Section 2. If, during the Term, more than twenty-five percent (25%) of the insurable value of the building or improvements upon the Leased Premises shall be damaged or destroyed by fire, explosion, the elements, an act of God or any other casualty or any uninsured casualty or event, this Lease shall nevertheless continue in full force and effect for a period of thirty (30) days from the date of such damage or destruction or until sooner terminated by the Tenant, subject to abatement of Rent for the period following such destruction. During such thirty (30) day period, Tenant shall have the option of terminating the Lease. In the event Tenant does not elect to terminate the Lease within such period, Landlord shall promptly commence to restore or rebuild the building or improvements and complete the same within one hundred and twenty (120) days from the date of destruction, with Rent abated from the date of destruction and throughout the period of repair and reconstruction during which Tenant is deprived of the use of the Leased Premises.

Section 3. If the Landlord shall fail to rebuild and restore the said building and improvements within such one hundred and eighty (180) day period as above provided, the Tenant shall have the right to cancel this Lease at the expiration of such one hundred and eighty (180) day period.

Section 4. Landlord shall also have the right to terminate this Lease if any damage to the Building occurs during the last twelve (12) months of the Term and Landlord’s contractor estimates in writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Term, or (b) sixty (60) days after the date of such casualty.

ARTICLE IX

Maintenance of Leased Premises

Section 1. Landlord’s Obligations. Upon receipt of written notice from Tenant, Landlord agrees to proceed with due diligence, at its sole cost and expense, to make any repairs, replacements or renewals to the Structural Elements, provided such repairs, replacements and renewals are not made necessary by any neglect or act of Tenant (which shall be paid by Tenant), other than normal wear and tear and depreciation. Without limiting the foregoing, Landlord intends to replace the roof membrane in Year 4 of the Term, at Landlord’s cost, provided if Landlord determines that the roof needs to be replaced sooner than during Year 4, then Landlord will replace the roof as and when so required at Landlord’s cost. All preventative maintenance and repairs of the existing roof shall be made by Landlord, at Tenant’s sole cost and expense as part of Operating Expenses. In addition, Landlord shall, at Tenant’s expense to be billed to Tenant monthly as “Operating Expenses” as provided herein, maintain, repair and replace all utility lines running outside of the exterior walls and roof, all HVAC systems, fire/life safety systems, electrical and plumbing systems of the Leased Premises and all drive aisles, driveways, walks, parking areas and landscaping and lighting and irrigation systems at the Leased Premises, including periodic removal of graffiti and periodic repainting of the exterior walls of the Building and periodic slurry coating and striping of the parking areas, provided however, any capital expenditures, including, but not limited to, the replacement of parking areas, drive aisles, HVAC system(s), etc. that are a part of Operating Expenses shall be amortized on a straight line basis over the useful life thereof and paid by Tenant monthly with other Operating Expenses. Landlord shall provide Tenant with monthly estimates of estimated Operating Expenses which Tenant shall pay to Landlord During any period of repair by Landlord, Rent shall be abated if, and to the extent, that Tenant’s use of the Leased Premises is restricted.

Section 2. Tenant’s Obligations. Tenant agrees promptly to make all repairs, replacements and renewals which become necessary in or about the Leased Premises, other than those which are Landlord’s obligation under Section 1 of this Article IX. To the extent Tenant is obligated to make any repairs, replacements or renewals in or about the Leased Premises, Landlord does hereby assign to Tenant all manufacturers’ and contractors’ warranties and guarantees covering the Building and any other improvements on the Leased Premises that may be in effect during the Term.

ARTICLE X

Waiver of Claims for Damages to Real and Personal Property

Section 1. Landlord and Tenant, for themselves and for their respective insurers, agree to and do hereby mutually release each other of and from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss of or damage to the property of the other, both real and personal, caused by or resulting from fire, tornado and all other casualties or perils of the type and character covered by fire and extended coverage insurance, notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties hereto or their respective officers, employees or agents. Landlord and Tenant will each secure an appropriate clause in, or endorsement on, any fire and extended coverage insurance policy covering their respective real and personal property, pursuant to which the respective insurance companies waive subrogation; provided, however, that a failure on the part of either party to secure such appropriate clause in, or endorsement on, any fire and extended coverage insurance policy covering their respective real and personal property, pursuant to which the respective insurance companies waive subrogation, shall not, in any manner, affect or restrict the provisions of the above and foregoing mutual releases.

Section 2. Tenant, for itself and for its respective insurers, if any, does hereby agree that all personal property on the Leased Premises shall be at the risk of the Tenant only, and Landlord shall not be or become liable for any damage to said personal property or to Tenant or to any other persons for damage whatsoever done or occasioned by or from any boiler, plumbing, gas, water, steam or other pipes or any fixtures or appurtenances whatsoever, or arising by reason of the use of, said building, fixtures or appurtenances therein, or by damage caused in any other manner whatsoever; provided, however, that Landlord shall not be relieved of any liability for damage to Tenant’s personal property where such damage results from a condition or malfunction of equipment, fixtures or appurtenances, the maintenance or repair of which is Landlord’s responsibility hereunder.

ARTICLE XI

Mechanic’s Liens

Except for work or material which is the responsibility of Landlord under this Lease, Tenant agrees to pay promptly for any work done or material furnished in or about the Leased Premises after the commencement of the Term and to not suffer or permit any lien to attach to the Leased Premises, and Tenant further agrees promptly to cause any such lien or claims therefor to be released; provided, however, that in the event Tenant contests any such claim, Tenant agrees to indemnify and secure Landlord to the satisfaction of Landlord. Notice is hereby given that no mechanic’s, materialman’s or other lien sought to be taken or vested on the Leased Premises shall in any manner affect the right, title or interest of the Landlord therein, and that Tenant shall have no authority from Landlord to permit or create such lien. In the event that any such lien shall be filed upon the Leased Premises by reason of any act or omission (or alleged act or omission) of Tenant or any subtenant, and Tenant shall not, within thirty (30) days from and after notice to Tenant of the filing thereof, have caused the same to be released or have indemnified and secured Landlord to the satisfaction of Landlord, then in such event, Landlord may, but shall not be obligated to, cause the same to be discharged; and if Landlord does so, Tenant agrees to reimburse Landlord promptly upon demand for all costs, expenses and other sums of money expended by Landlord in connection therewith.

ARTICLE XII

Eminent Domain

Section 1. If the whole or any part of the land or Building constituting the Leased Premises shall be taken by any public authority under the power of eminent domain, and if the portion of such land or Building remaining after such taking shall not constitute sufficient space for the maintenance and operation of Tenant’s business in an economically feasible and profitable manner, as determined by Tenant, then the Term shall cease as of the date possession is delivered by Tenant, and Tenant shall pay Rent up to that date with an appropriate refund by Landlord of such Rent as may have been paid in advance for a period subsequent to the date of taking; provided, however, if Tenant, in its sole opinion, can use any part of the Building constituting a portion of the Leased Premises in an economically feasible and profitable manner, then the Lease shall continue in effect as to that part of the Building, and the Rent shall be abated from the date of taking in proportion to the number of square feet so taken. In the case of taking of unused land but not of Building, such that Tenant, it its sole opinion, can still use the remaining part of the Leased Premises in an economically feasible and profitable manner, then the Lease shall continue in effect, and no abatement of Rent shall occur by reason thereof. Landlord agrees at its sole cost and expense to make all repairs, construction, additions or alterations that may be necessary or requisite for the making of the remainder of the Leased Premises a complete architectural and operating unit, and suitable for the business and operations of Tenant in an economically feasible and profitable manner.

Section 2. All compensation awarded for any taking under the power of eminent domain, whether for the whole or a part of the Leased Premises, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of, or loss of, the fee of the Leased Premises, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such compensation; provided, however, that Landlord shall not be entitled to any award made to Tenant for the cost of removal of fixtures, stock and other personal property of Tenant, or for any other expenses or losses of Tenant connected with or resulting from any such taking, or any other awards, reimbursements or payments that may be made, awarded or granted to Tenant directly under applicable law.

ARTICLE XIII

Quiet Enjoyment

Landlord covenants that Tenant, when paying the Rent and performing all the covenants and agreements herein provided to be performed by Tenant, shall peaceably and quietly have, hold and enjoy the Leased Premises for the Term.

ARTICLE XIV

Default

Section 1. Subject to the provisions of this Article XIV, this Lease is made upon the express condition that Tenant shall faithfully and punctually perform and observe all the agreements, covenants and conditions herein set forth to be performed by Tenant, and that if at any time any Rent, taxes, assessments, charges, insurance premiums, utilities charges or any other monies required to be paid by Tenant hereunder, or any part thereof, shall be in arrears and unpaid for a period of five (5) days after notice in writing thereof shall have been given by Landlord to Tenant, or if defaults shall be made or suffered in the performance or observance of any of the other covenants or conditions of this Lease, and if Tenant fails to commence action to eliminate such default within thirty (30) days after notice in writing thereof shall have been given by Landlord to Tenant, Landlord shall have the right, at its election, to terminate this Lease or to enter upon the Leased Premises and take immediate possession thereof. If Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant: (a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (b) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, and this Lease and the Building and all improvements upon the Leased Premises shall be forfeited to Landlord without compensation therefor to Tenant, or any other person, firm or corporation whomsoever; provided, however, that Tenant may at any time before the expiration of such periods, pay and/or perform the engagements of this Lease for which Tenant shall be in default, and thereby prevent such entry and forfeiture. As used herein, the “worth at the time of award” is computed by allowing interest at the rate of ten percent (10%) per annum. As used in (c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Such right to sue and the right to forfeit and reenter are cumulative and not exclusive of each other or of any other lawful right or remedy that Landlord may have, and the fact that Landlord may have brought suit and recovered judgment for Rent or other sums in default hereunder shall not impair its right to cause forfeiture of this Lease and reenter, upon the terms set forth herein, in case the default upon which any such suit was based shall continue unsatisfied for the period of time hereinabove stipulated for such forfeiture and entry.

Section 2. Should any of the events of default hereinabove specified occur, in case Landlord does not elect to exercise the right to terminate this Lease conferred by the provisions of Section 1 of this Article XIV, Landlord shall nevertheless have, and is hereby expressly given, the right at its sole election to reenter the Leased Premises with or without legal process, and to remove and store for Tenant, Tenant’s signs and all property and effects of Tenant or other occupants of said premises, and to relet the premises or any part thereof at or near market rents and upon such terms and to such person or persons and for such period or periods as may seem fit to Landlord; and in case of such reletting, Tenant shall be liable to Landlord for the difference between the rents and payments herein reserved and agreed upon for the residue of the Term (except as hereinafter otherwise provided) and the rent realized by Landlord by such reletting, such net rents and payments to be determined by deducting from the entire rents and payments received by Landlord from such reletting, the expenses of recovering possession, reletting, repairing said premises, storing Tenant’s property, and collecting rents; and Tenant hereby agrees to pay to Landlord such deficiency each month, as the same may accrue. Tenant shall pay to Landlord within ten (10) days after the expiration of each month during such residue of the Term the difference between the reserved rents and payments for said month, and the net amount realized by Landlord from the premises during said month from such reletting. Landlord shall have the right at any time after such reentry and reletting, in its sole discretion, to terminate this Lease and thence forward there shall be no liability on the part of Tenant for any future accruing Rent or payments reserved under this Lease.

Section 3. If, after the commencement of the Term, (a) Tenant shall be adjudicated as bankrupt or adjudged to be insolvent; (b) a receiver or trustee shall be appointed for Tenant’s property and affairs; (c) Tenant shall make an assignment for the benefit of creditors or shall file a petition in bankruptcy or insolvency or for reorganization or debtor’s arrangement or shall make application for the appointment of a receiver, or (d) any execution or attachment shall be issued against Tenant or any of Tenant’s property, whereby the Leased Premises or any building or buildings or any improvements thereon shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, except as may be herein permitted, and such adjudication, appointment, assignment, petition, application, execution or attachment shall not be set aside, vacated, discharged or bonded within thirty (30) days after the issuance of the same, then an event of default hereunder shall become effective, and Landlord shall have the rights and remedies provided for herein. Notwithstanding the foregoing, however, so long as the Rent shall continue to be paid hereunder, and Tenant shall perform all of the terms, covenants and conditions on its part to be performed, Landlord shall not have the right to declare a default in this Lease.

Section 4. This Lease is also made upon the express condition that Landlord shall faithfully and punctually perform and observe all the agreements, covenants and conditions set forth herein to be performed by Landlord. If any default shall be made or suffered in the performance or observance of any of the covenants or conditions of this Lease to be performed by Landlord, and if Landlord fails to commence action to eliminate such default within thirty (30) days after notice in writing thereof shall have been given by Tenant to Landlord, Tenant shall have the right, at its election, to (i) terminate this Lease and thence forward this Lease shall become void for all intents and purposes whatsoever subject, however, to the right of Tenant to sue on such Lease for damages sustained by reason of Landlord’s default; or (ii) cure said default and offset the next succeeding months’ Base Rent by the cost of curing the same. Provided, however, that Landlord may at any time before the expiration of such period of thirty (30) days, perform its obligations under this Lease for which Landlord shall be in default, and thereby prevent such termination of this Lease. Any rights of Tenant hereunder in the event of default by Landlord are cumulative and not exclusive of each other or any other lawful right or remedy that Tenant may have, and the fact that Tenant may have brought suit and recovered judgment against Landlord shall not impair its right to cause termination of this Lease.

Section 5. If Landlord does not receive Rent or any other payment within three (3) business days of when due from Tenant on the due date, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such past due Rent or other payment; provided, however, Landlord agrees not to impose a late charge for the first late payment in any calendar year of the Term provided Tenant pays such late payment within five (5) business days of written invoice. Tenant agrees that this late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of Tenant’s late payment. Accepting any late charge shall not constitute a waiver by Landlord of Tenant’s default with respect to any overdue amount nor prevent Landlord from exercising any other rights or remedies available to Landlord. If any installment of Monthly Base Rent or Additional Rent, or any other amount payable by Tenant hereunder is not received by Landlord within thirty (30) days after written invoice by Landlord, it shall bear interest at the rate of ten percent (10%) per annum from the due date until paid.

ARTICLE XV

Surrender of Leased Premises

Section 1. Upon the end of the Term, Tenant shall quit and surrender the Leased Premises, in good condition and repair (depreciation, wear and tear excepted). Tenant shall, upon or before the end of the Term, remove from the Leased Premises all its property, including by way of illustration the furniture, fixtures, equipment and trade fixtures, and all property not so removed shall be deemed abandoned by Tenant.

Section 2. It is understood that all movable furniture, fixtures, equipment and all trade fixtures of every kind, character and description, placed in or upon the Leased Premises or owned by Tenant shall remain the property of Tenant, and may be removed by Tenant at any time.

Section 3. At the expiration or earlier termination of this Lease, Landlord and Tenant shall schedule a walk-through of the Leased Premises to determine whether Tenant has complied with its obligation to surrender the Leased Premises in accordance with Section 1 above. Landlord shall notify Tenant of any non-compliance at said time or Landlord shall be estopped from attempting to charge Tenant for any repairs it deems the responsibility of Tenant at a later date.

ARTICLE XVI

Holding Over

If Tenant should remain in possession of the Leased Premises after the expiration of the Term, as renewed or extended, and without executing a new lease, then such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy, and Rent computed as One Hundred Fifty Percent (150%) of the monthly Base Rent paid during the last month of the term previously expired and shall continue to apply to such extended tenancy.

ARTICLE XVII

Compliance With Laws

Section 1. Tenant agrees to use the Leased Premises in a manner which shall be in compliance with all applicable laws, rules and regulations, orders and ordinances which relate specifically to, or which are imposed by reason of, its particular use or alteration of the Leased Premises, and further agrees not to suffer or permit the Leased Premises to be used for any unlawful purpose, and to protect Landlord and save it and the Leased Premises harmless from any and all fines and penalties that may result from or be due to any infractions of or noncompliance with the said laws, rules, regulations, orders and ordinances. Landlord shall be responsible for compliance with all applicable laws, rules and regulations, orders and ordinances which relate to the Leased Premises generally and to the parking lots, walkways, common areas and all ingress and egress associated with the Leased Premises and any modifications thereto initiated by Landlord, and which laws, rules, regulations, orders and ordinances are not applicable solely due to Tenant’s particular use of the Leased Premises, including by way of illustration, laws requiring the removal of asbestos or other hazardous materials and the Americans With Disabilities Act (ADA) 1991.

Section 2. Landlord shall be responsible for compliance with all laws including but not limited to the requirements of the Americans With Disabilities Act (ADA) 1991, as the same may become applicable either through alterations to the Leased Premises by Landlord or new construction of a portion or portions of Leased Premises by Landlord.

ARTICLE XVIII

Notices

Section 1. Any notice herein provided to be given to Landlord shall be given by registered or certified United States mail, postage prepaid, addressed to Landlord, return receipt requested, or by hand delivery or overnight courier service, as above provided for the payment of Rent.

Section 2. Any notice herein provided to be given to Tenant shall be given by registered or certified United States mail, postage prepaid, and shall be addressed return receipt requested, or by hand delivery or overnight courier service, as follows:

If to Tenant:

Sylvamo North America, LLC

Attn: Corporate Real Estate Department

6400 Poplar Avenue, Tower I

Memphis, TN 38197

with required notice to:

Sylvamo North America, LLC

Attn: Brian Wamble

6400 Poplar Avenue, Tower I

Memphis, TN 38197

Section 3. Any and all notices given, as above provided, shall be deemed to be given when received by the addressee, as evidenced by return receipt.

Section 4. Each party shall have the right to specify, in lieu of its above-specified address, any other address in the United States of America by giving to the other party at least fifteen (15) days prior written notice of such change of address sent in accordance with Section 1 or 2 above.

ARTICLE XIX

Non-Waiver; Rights and Remedies Cumulative

No requirement of this Lease shall be deemed waived or varied, nor shall either party’s acceptance of any payment with knowledge of any default or either party’s failure or delay to take advantage of any default constitute a waiver of such party’s rights hereunder or of any subsequent or continued breach of any requirement of this Lease. All rights and remedies of either party hereunder or in connection with this Lease shall be in addition to, and not in substitution for, any rights or remedies otherwise available to such party.

ARTICLE XX

Successors and Assigns

All covenants, agreements, conditions, limitations, exceptions and undertakings contained in this Lease shall extend to, and inure to the benefit of, and be binding upon, the respective heirs, executors, administrators, legal representatives, successors and assigns of Tenant and Landlord. The parties hereto further agree that all of the covenants, agreements, conditions, limitations, exceptions and undertakings contained in this Lease shall be binding upon the parties hereto and shall be construed to be covenants running with the land.

ARTICLE XXI

Access to Leased Premises

Subject to applicable laws, and Tenant’s compliance with same, Tenant shall have access to the Leased Premises 24 hours per day, 7 days per week, 365 days per year.

Tenant agrees that Landlord, its agents, servants or employees, or any person authorized by Landlord, may enter the Leased Premises during usual business hours and upon twenty four (24) hours prior written notice to inspect the condition of the same and to make such repairs as Landlord may be required or permitted to make under the provisions of this Lease, to exhibit the same to prospective purchasers of the Leased Premises, and, within one hundred eighty (180) days prior to the termination of this Lease, or any extensions thereof, to exhibit the Leased

Premises to prospective tenants and to place in and upon the premises at such places as Landlord may determine “For Rent” signs or notices; provided, however, that such signs or notices shall not be placed in positions in which they would unreasonably interfere with the continued conduct of Tenant’s business or obstruct Tenant’s own signs as then erected. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation or liability whatever for care, supervision, repair, improvement, addition, change or alteration of the Leased Premises or the building or improvements thereon other than as expressly provided in this Lease.

ARTICLE XXII

Assignment and Subletting

Tenant may not assign this Lease or sublet all or part of the Leased Premises without the prior written consent of Landlord to such assignment or such subletting, such consent not to be unreasonably withheld, conditioned or delayed, provided the new entity is financially sound in the reasonable opinion of Landlord and further provided, however, that in the event of such assignment or such subletting, Tenant shall give Landlord prior written notice thereof and continue primarily responsible to Landlord for the performance of each of the terms, conditions and covenants to be performed by Tenant under the terms of this Lease, and provided further, that at the time of such assignment or subletting, such assignee or subtenant shall execute a document agreeing to perform for the benefit of Landlord each and every term, condition and covenant of this Lease. Landlord shall be permitted to proceed directly against Tenant for the failure of the performance of any term, condition or covenant of this Lease without the necessity of joining in any such action or actions any assignee or subtenant, provided, however, that at Landlord’s option, Landlord may join such assignee or subtenant. Tenant agrees to pay to Landlord as Additional Rent within thirty (30) days after receipt thereof, fifty percent (50%) of any rent or other economic consideration received by Tenant as a result of any assignment or subletting which exceeds, in the aggregate, (i) the total Rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased) for the applicable period, plus (ii) any reasonable brokerage commissions and attorneys’ fees actually paid by Tenant in connection with such assignment or subletting. Notwithstanding the foregoing, Tenant may assign or sublet this Lease without Landlord’s consent to: (i) any affiliate, subsidiary or parent entity of Tenant; or (ii) any entity resulting from a merger involving Tenant and/or Tenant’s affiliates, subsidiaries or parent entity.

ARTICLE XXIII

Modification/Construction

No oral statement or written matter bearing date prior to the date hereof shall have any force or effect in connection with the interpretation of this agreement or otherwise. Tenant and Landlord agree that they are not relying on any representations or agreements other than those contained in this Lease. No agreement shall be held as changing or in any manner modifying, adding to, or detracting from, any of the terms or conditions of this Lease unless such agreement shall be in writing and duly executed by the parties hereto. Landlord and Tenant acknowledge that this Lease constitutes their mutual work product and agree that no inferences shall be drawn based upon this Lease being drafted either by Landlord or by Tenant.

ARTICLE XXIV

Signage; Parking

Tenant shall be permitted to erect signs that comply with all applicable zoning laws and regulations now or hereafter in effect. Landlord shall cooperate with Tenant in obtaining approval from the appropriate state and local authorities to install such signage on behalf of Tenant, located as shown on the site plan attached hereto as Exhibit B. Tenant shall bear all costs associated with obtaining said approvals.

Tenant shall have access to the parking as identified on Exhibit “B” hereto.

ARTICLE XXV

Alterations and Additions

Tenant shall not make or allow to be made any alterations, additions or improvements to or of the Premises or any part thereof, which alteration costs in excess of $50,000.00, without first obtaining the written consent of Landlord, which shall not be unreasonably withheld. Any alteration made to the Leased Premises below the above-referenced threshold amount shall not require Landlord’s prior written consent but shall require written notice from Tenant to Landlord.

ARTICLE XXVI

Options to Extend Term

Tenant is hereby granted one (1) option to extend the Term hereof an additional five (5) years each, upon one hundred eighty (180) days written notice prior to the expiration of the Term (the “Extended Term”). Rent for said Extended Term shall be equal to the then prevailing fair market rent (“FMV”). Fair Market Value shall mean the average annual rental rate then being charged in the La Mirada, Sante Fe Springs, Cerritos, Buena Park, and Fullerton areas for comparable space in comparable buildings, comparably located for which market rate is being determined, taking into consideration: location in the building, tenant improvements or allowances to be provided, rental abatements, lease takeovers/assumptions, moving expenses and other forms of rental concessions, proposed term of lease, extent of service provided or to be provided, whether or not the transaction is a sublease, the time the particular rate under consideration became or is to become effective, contraction and expansion options, and any other relevant terms or conditions. In the event Landlord and Tenant are not able to agree upon the Fair Market Value rental rate for the Extended Term, such Fair Market Value rental rate shall be determined as provided in Rider No. 1. Except as provided above, this Lease shall remain in full force and effect during the Extended Term.

ARTICLE XXVII

Subordination and Acknowledgements

Section 1. At the option of the Landlord or the applicable mortgagee, chargee or trustee (as the case may be), this Lease shall be subject and subordinate to any and all mortgages, charges and deeds of trust (and instruments supplemental thereto), which may now affect the Leased Premises. Tenant acknowledges and agrees that any such mortgagee, chargee or trustee may unilaterally postpone and subordinate its mortgage, charge or deed of trust to this Lease and any renewals, modifications, consolidations, replacements or extensions thereof to the intent that this Lease and all right, title and interest of Tenant in the Leased Premises shall be prior to the rights of such mortgagee, chargee or trustee as fully as if such Lease had been executed and registered before the registration of the mortgage, charge or deed of trust, as applicable. On request at any time and from time to time of Landlord or of the mortgagee, chargee or trustee under any such mortgage, charge or deed of trust, Tenant shall promptly, at no cost to the Landlord or mortgagee, chargee or trustee, and provided said mortgagee, chargee or trustee agrees to enter in a non-disturbance agreement with Tenant and agrees not to in any way disturb or modify Tenant’s rights under this Lease or Tenant’s occupancy of the Leased Premises under this Lease unless in accordance with the terms and conditions of this Lease:

(a) attorn to such mortgagee, chargee or trustee and become its tenant of the Leased Premises or the tenant of the Leased Premises of any purchaser from such mortgagee, chargee or trustee in the event of an exercise of any permitted power of sale contained in any such mortgage, charge or deed of trust for the then unexpired residue of the Term on the terms herein contained; and/or

(b) postpone and subordinate this Lease to such mortgage, charge or deed of trust to the intent that this Lease and all right, title and interest of Tenant in the Leased Premises shall be subject to the rights of such mortgagee, chargee or trustee as fully as if such mortgage, charge or deed of trust had been executed and registered and the money thereby secured had been advanced before the execution of this Lease (and notwithstanding any authority or consent of such mortgagee, or trustee, express or implied, to the making of this Lease).

Section 2. Tenant shall, within not more than twenty (20) days’ written request therefor, execute and return to Landlord or its mortgagee as required by Landlord from time to time and without cost to Landlord or such mortgagee, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the modifications and that the Lease is in full force and effect as modified), the amount of the annual Rent then being paid hereunder, the dates to which the same, by instalment or otherwise, and other charges hereunder have been paid, whether or not there is any existing default on the part of Landlord of which Tenant has notice, and any other information reasonably required.

ARTICLE XXVIII

Environmental

Section 1. Landlord covenants and warrants that it knows of no transportation, storage (including underground storage tanks), placement, handling, treatment, discharge, generation, production or disposal (treatment) of any waste, petroleum product, waste products, radioactive waste, poly-chlorinated biphenyls, asbestos, hazardous materials of any kind, or any substance which is regulated by any law, statute, ordinance, rule or regulation (“Hazardous Materials”), by Landlord or any other person or entity (including other tenants) on or around the Leased Premises prior to the Tenant taking possession of the Leased Premises.

Section 2. Landlord hereby agrees it will indemnify, defend, save and hold harmless Tenant and Tenant’s officers, directors, shareholders, employees, agents, representatives, invitees, licensees, subtenants, customers or contractors and their respective heirs, successors, and assigns (collectively “Indemnified Parties/Tenant”) against and from, and to reimburse the Indemnified Parties/Tenant with respect to, any and all damages, claims, liabilities, loss, costs, and expenses (including reasonable and actual attorneys’ fees and expenses, court costs, administrative costs and costs of appeals), incurred by or asserted against the Indemnified Parties/Tenant by reason of or arising out of: (a) the breach of any representation or undertaking of Landlord of its agents, employees, heirs, successors, or assigns under Section 1 of this Article or (b) arising out of any act or negligence or violation of any law, statute, ordinance, rule or regulation with respect to the treatment or handling of Hazardous Materials at any time by Landlord, its agents, employees, contractors, other tenants or their respective heirs, successors or assigns. Further, Tenant shall not be responsible or liable for any violation of any environmental law during the Term of this Lease not caused by Tenant or an employee, authorized agent or invitee of Tenant.

Section 3. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials, and motor vehicle fuel stored in fuel tanks of motor vehicles used on site in compliance with all environmental laws (some or all of which may constitute Hazardous Materials), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Leased Premises, without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Leased Premises, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Leased Premises or any portion thereof by Tenant or any of Tenant’s Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s members, shareholders, partners, officers, directors, managers, employees, agents, contractors, successors and assigns (collectively, “Landlord Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Leased Premises or any portion thereof and which are caused or permitted by Tenant or any of Tenant’s Parties. The provisions of this Article 10 will survive the expiration or earlier termination of this Lease.

ARTICLE XXIX

Broker

Landlord and Tenant warrant that no broker was involved in this Lease or the transactions contemplated hereby except IP Commercial Properties, LLC (“Broker”). Tenant shall not be responsible for any real estate commission claimed to be owed to any broker or other person on any renewal, amendment, modification, or the like, of the Lease unless said party is specifically authorized in writing to receive the same by Tenant. Each party agrees to indemnify the other party from claims for real estate commissions or fees arising out of any acts or negotiations of the indemnifying party with any broker, realtor or finder.

ARTICLE XXX

Confidentiality

Each party agrees to treat all information contained in the Lease (including the name of the other party) as strictly confidential and shall not disclose any information about the Lease or the other party to anyone not an agent of said party, and if then only on a “need to know” basis and with the requirement that said agent treat the Lease and the terms hereof as strictly confidential. Neither party shall make any marketing or press release regarding the Lease without the prior written consent of the other party, which consent may be withheld in said party’s sole and absolute discretion. Notwithstanding anything herein to the contrary, either party may disclose information regarding the Lease under proper authority of court.

ARTICLE XXXI

Public Recordation of Lease

Each party agrees that neither party shall have the right to record and/or cause or permit this Lease, or any memorandum of this Lease, to be recorded publicly without prior written consent of the other party.

ARTICLE XXXII

Counterpart Signatures

This Lease may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE XXXIII

Miscellaneous

Section 1. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including as to any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual members, managers, investors, partners, directors, officers, or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual members, managers, investors, partners, directors, officers, or shareholders of Landlord or Landlord’s members or partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Landlord’s interest in the Leased Premises, and no other assets of Landlord. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Leased Premises. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease. Landlord and Landlord’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Leased Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

Section 2. Within 15 business days following Landlord’s written request, Tenant shall execute and deliver to Landlord a commercially reasonable and typical estoppel certificate. Any such estoppel certificate may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Leased Premises, as well as their assignees. Tenant’s failure to deliver such estoppel certificate following an additional two (2) business day cure period after notice shall constitute a default hereunder. Tenant’s failure to deliver such certificate within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance, and that not more than one (1) month’s Rent has been paid in advance.

Section 3. This Lease shall be governed by, and construed pursuant to, the laws of the state of California. Venue for any litigation between the parties hereto concerning this Lease or the occupancy of the Premises shall be initiated in the county in which the Premises are located. Tenant shall comply with all governmental and quasi-governmental laws, ordinances and regulations applicable to the Premises, and all rules and regulations adopted pursuant thereto and all covenants, conditions and restrictions applicable to and/or of record against the Premises (individually, a “Law” and collectively, the “Laws”).

Section 4. All of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns.

Section 5. If either Landlord or Tenant should bring suit (or alternate dispute resolution proceedings) against the other with respect to this Lease, including for unlawful detainer, forcible entry and detainer, or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers’, accountants’, attorneys’ and other professional fees, expenses and court costs), shall be paid by the other party, including any and all costs incurred in enforcing, perfecting and executing such judgment and all reasonable costs and attorneys’ fees associated with any appeal.

Section 6. Landlord acknowledges that Tenant anticipates becoming a public company on or about October 1, 2021. In the event Tenant does not become a publicly traded company by October 31, 2021, or should Tenant after becoming a public company assign this Lease to a company which is not a publicly traded company, then Tenant or such assignee, as applicable agree to provide financial information to Landlord as follows: Upon fifteen (15) days prior written request from Landlord (which Landlord may make at any time during the Term including in connection with Tenant’s exercise of any Option in this Lease, but no more often that two (2) times in any calendar year, other than in the event of a default by Tenant during such calendar year or the exercise of any Option in such calendar year, when such limitation shall not apply), Tenant shall deliver to Landlord for review by Landlord and by Landlord’s accountants, investors and prospective purchasers and lenders: (a) a current financial statement of Tenant and any guarantor of this Lease, and (b) financial statements of Tenant and such guarantor for the two (2) years prior to the current financial statement year. If Tenant does become a publicly traded company by October 31, 2021, Landlord shall have the right to perform a creditworthiness evaluation of Tenant and based on such evaluation may require a commercially reasonable security deposit from Tenant which shall be held by Landlord as provided in Section 9 below. Landlord covenants and agrees not to disclose any information regarding Tenant’s financial statements to any parties other than its accountants, investors, purchasers, and lenders to keep all of Tenant’s financial information confidential. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer, member/manager or general partner of Tenant (if Tenant is a corporation, limited liability company or partnership, respectively).

Section 7. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. Signatures and initials required in this document may be executed via “wet” original handwritten signature or initials, or via electronic signature or mark, which shall be binding on the parties as originals, and the executed signature pages may be delivered using pdf or similar file type transmitted via electronic mail, cloud based server, e-signature technology or other similar electronic means, and any such transmittal shall constitute delivery of the executed document for all purposes of this Lease.

Section 8. Landlord and its employees and agents shall at all reasonable times have the right to enter the Leased Premises to inspect the same, to supply any service required to be provided by Landlord to Tenant under this Lease, to exhibit the Leased Premises to prospective lenders or purchasers (or during the last year of the Term or during any default by Tenant, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Leased Premises or any portion thereof, all without being deemed guilty of or liable for any breach of Landlord’s covenant of quiet enjoyment or any eviction of Tenant, and without abatement of Rent. In exercising such entry rights, Landlord shall endeavor to minimize, to the extent reasonably practicable, the interference with Tenant’s business, and shall provide Tenant with reasonable advance notice (oral or written) of such entry (except in emergency situations and for scheduled services). For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Leased Premises, excluding Tenant’s vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Leased Premises. Any entry to the Leased Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction of Tenant from the Leased Premises or any portion thereof, or grounds for any abatement or reduction of Rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord.

Section 9. If Landlord requires a security deposit from Tenant pursuant to Section 6 above, the security deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term. If Tenant defaults with respect to any of its obligations under this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of the security deposit for the payment of any Monthly Base Rent, Additional Rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant’s default. If any portion of the security deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on the security deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant within thirty (30) days following the expiration of the Term, provided that Landlord may retain the security deposit until such time as any amount due from Tenant in accordance with this Lease has been determined and paid in full. If Landlord sells its interest in the Building during the Term and if Landlord deposits with or credits to the purchaser the security deposit (or balance thereof), then, upon such sale, Landlord shall be discharged from any further liability with respect to the security deposit.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease this 1st day of September, 2021.

LANDLORD:
INTERNATIONAL PAPER COMPANY

By:	/s/ Neely Mallory
Name:	Neely Mallory
Title:	Director, Global Real Estate Services

TENANT:
SYLVAMO NORTH AMERICA, LLC

By:	/s/ Patrick Wilczynski
Name:	Patrick Wilczynski
Title:	SVP, Operational Excellence

EXHIBIT A

DESCRIPTION OF LEASED PREMISES

EXHIBIT B

SITE PLAN